Exhibit 10.1

Amendment No. 4 to Agreement

(“Amendment No. 4”)

Amendment No. 4 Date: May 10, 2023

Name of Original Agreement: Clinical Trial Collaboration and Supply Agreement (the “Original Agreement,” and together with any previous amendments which may be described below, the “Agreement”)

Effective Date of Original Agreement: March 11, 2020

Parties: Pfizer Inc. (“Pfizer”) and Ideaya Biosciences, Inc. (“Ideaya”)

WHEREAS, the parties hereto desire to amend, among other things, certain terms of the Agreement.

NOW, THEREFORE, in order to accommodate the desired amendment(s), the parties hereby agree as follows:

1.
Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2.
Amendment(s) to the Agreement. Appendix B of the Agreement is revised to read, in its entirety, as set forthing in Appendix B of this Amendment No 4.

3.
Ratification of the Agreement. Except as expressly set forth in Article 2 above, the Agreement shall remain unmodified and in full force and effect. The execution, delivery and effectiveness of this Amendment No. 4 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the parties to the Agreement, nor constitute a waiver of any provision of the Agreement.

4.
Counterparts. This Amendment No. 4 may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same agreement.

SIGNATURES IMMEDIATELY FOLLOWING ON NEXT PAGE

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

IN WITNESS WHEREOF, the duly authorized representatives of Pfizer and Ideaya have executed this Amendment No. 4 as of the date first above written.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

Ideaya Biosciences, Inc.

By: /s/ Yujiro Hata

Print Name: Yujiro Hata

Title: President and Chief Executive Officer

Date: 5/12/2023

(Duly authorized)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

Pfizer Inc.

By: /s/ Chris Boshoff

Print Name: Chris Boshoff

Title: Chief Development Officer

Date: May 12, 2023

(Duly authorized)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

Appendix B– Supply Schedule

Supply of Compounds – Phase I/II Study combo with IDE196

Ideaya and Pfizer are entering into this Supply Schedule to define each Party’s clinical supply chain responsibilities with respect to the IDEYA Study pursuant to the Clinical Trial Collaboration and Supply Agreement dated March 11, 2020, as amended by Amendment No. 1 to Agreement dated September 23, 2020, Amendment No. 2 to Agreement dated April 8, 2021, Amendment No. 3 to Agreement dated August 9, 2021, and Amendment No 4 to Agreement dated April __, 2023.

This Supply Schedule is to be used for contracting purposes between Ideaya and Pfizer and defines the responsibilities not covered in the Quality Agreement for the binimetinib Drug Product (“Binimetinib Compound”) and the crizotinib Drug Product (“Crizotinib Compound” and each a “Pfizer Compound”), clinical packaging/labeling, release, storage/distribution /control/disposal, import/export, and Interactive Response Technology (IRT), regulatory, forecast planning activities for the Ideaya Compound(s)/ binimetinib or Compound(s)/crizotinib and Ideaya combination clinical trials.

Upon approval, it will serve as the standard of operation between both parties for these clinical supply activities.

Ideaya will provide Pfizer written orders [***] days before delivery of the binimetinib Drug Product. Pfizer will provide Ideaya with binimetinib [***]. Pfizer is providing [***].

Ideaya will provide Pfizer written orders [***] days before delivery of the crizotinib Drug Product. Pfizer will provide Ideaya with [***].

Delivery timelines and Compound quantities are based on the Phase I/II study plan in place at the time of the Effective Date. Compound quantities are subject to modification based on Study conduct (due, for example, to the addition of Study sites or countries, patients with durable responses, etc). If the quantity of compounds set forth in this Agreement are not sufficient to complete the Study, Ideaya shall so notify Pfizer and the Parties shall discuss in good faith regarding additional quantities of Compounds to be provided and the schedule on which such additional quantities may be provided.

As specified in the Collaboration Agreement, the Parties agree that Pfizer shall provide each Pfizer Compound for use in the Study at no cost to Ideaya.

Following are estimates of the demand for the supply of the Pfizer Compound for the Study. The supply chain teams from Pfizer and Ideaya will meet regularly to review demand and supply requirements and adjust the delivery schedule to ensure continuous supply for the Study.

Study Assumptions

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

The source of the Compounds to be provided by the Parties during the Term may change. In such event, the supplying Party will ensure that all Compounds supplied by such Party will be from an approved source and the table above will be updated as applicable Regulatory Authorities approve the change to the Manufacturing Site.

The responsibilities of both parties are summarised in table below:

CLINICAL SUPPLIES TABLE OF ROLES AND RESPONSIBILITIES

Documentation will be transferred between the Clinical Supply Chain contacts or designee.

[***]

This Supply Schedule is binding on the final date of approval. The Supply Schedule can be reviewed at any time by mutual consent of each party to determine if changes will be considered minor or major. Any minor changes to the content of the Supply Schedule will be documented in the Revision History box and no re-routing for signatures will be required. A major change will necessitate the document to be revised, re-routed for signatures and be assigned the next sequential version number.

IN WITNESS HEREOF, Ideaya and Pfizer hereby approves this Supply Schedule, Version 1 as of the dates set forth below:

Ideaya Biosciences, Inc.		Pfizer, Inc.
Signature	/s/ Yujiro Hata	Signature	/s/ Patrick Furcolo
Name	Yujiro Hata	Name	Patrick Furcolo
Title	President and Chief Executive Officer	Title	Senior Director, Global Clinical Supply
Date	5/12/2023	Date	11-May-2023

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.